SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    Febuary 20, 2001

Dime Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	No. 001-13094	No. 11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (212)   326-6170

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.

                 On February 20, 2001, Dime Bancorp, Inc. issued the following press release regarding its financial performance objectives:

Contact: Dime
William S. Burns
(212) 326-6170

February 20, 2001
01/5

FOR IMMEDIATE RELEASE

DIME BANCORP ANNOUNCES
FINANCIAL PERFORMANCE OBJECTIVES

                 New York – February 20, 2001 – Dime Bancorp, Inc. (NYSE: DME) today announced the establishment of three-year financial performance objectives that reflect its continuing transition to a more commercial bank-like business model.

Tony Terracciano, Chairman of Dime, said, “We intend our financial performance objectives to communicate both our view of the variables that create shareholder value and the level of results our franchise is capable of achieving within a reasonable time frame. They provide us with a basis for determining the relative desirability of strategic options and the investment community with an easy way to measure the pace of our progress.”

Larry Toal, Chief Executive Officer of Dime, said, “We have formulated objectives that reflect a balanced approach to building franchise value. Our targets, therefore, not only include financial return and earnings growth but also productivity, business mix, loan reserves, and capital levels. Our view is that having a set of balanced objectives will help ensure that the execution of strategy can take place within a prudent framework of risk. Our plan is to reach these targeted levels within three years and we will continually monitor our performance in relation to these goals.”

                 Dime’s financial performance targets, as well as recent performance, are summarized below:

                                    Year              3-year
                                    2000(1)           Targets
                                    ----              -------

Earnings growth rate                 8.8% (2)        11% to 14%
Return on Assets                    1.11             1.25 to 1.40
Return on Common Equity             16.6             17 to 20

Efficiency Ratio                    47.7             45 to 50

Non-Residential Loans as a %
  of Total Loans 3                  51.0             65 to 70

Allowance to Loans                  0.89             1.2 to 1.3
Leverage Ratio 4                    4.52             6.0 to 7.0
Dividend Payout Ratio               13.6             25 to 30

______________

(1) At or for the year ended December 31, 2000. Where applicable, measures are reflective of operating earnings, which represent net income adjusted for the effects of certain non-recurring or unusual items.
(2) Reflects diluted earnings per share growth in 2000 vs. 1999.
(3) "Non-residential Loans" includes commercial real estate, consumer and business loans.
(4) Based on capital guidelines currently applicable to bank holding companies and assumes completion of current 13.6 million share stock repurchase program.

At December 31, 2000, Dime had assets of $25.7 billion and deposits of $14.0 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

The targets and objectives we provide are forward-looking and reflect the aspirations of Dime’s management. As such, Dime intends to use all reasonable efforts to achieve these performance target levels but cannot guarantee success. A variety of factors could cause Dime’s actual results and experience to differ materially from the anticipated results or other expectations that underlie these target levels. The risks and uncertainties that may affect the operations, performance, development, and results of Dime’s business include litigation, interest rate movements, changes in deposit flows, loan demand, or real estate values, technological changes, competition from financial and non-financial institutions, changes in applicable laws, regulations, and accounting principles, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime’s control, and general economic or securities market conditions. Dime believes that operating earnings basis information, when taken in conjunction with reported results, provides useful information in evaluating performance on a comparable basis, although operating earnings are not currently a required basis for reporting financial results under generally accepted accounting principles.

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SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ Lawrence J. Toal

	Name: Title:	Lawrence J. Toal Chief Executive Officer

Date:   February 21, 2001